                                                                     EXHIBIT 4.5

                                    WARRANT
                          TO PURCHASE COMMON STOCK OF
                             INLAND RESOURCES INC.
                           A WASHINGTON CORPORATION

                         ISSUED ON SEPTEMBER 23, 1997


     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED (EXCEPT AS PERMITTED PURSUANT TO THAT CERTAIN WARRANT AGREEMENT DATED AS OF SEPTEMBER 23, 1997 AMONG INLAND RESOURCES INC. (THE "COMPANY") AND TCW PORTFOLIO NO. 1555 DR V SUB-CUSTODY PARTNERSHIP, L.P. (AS AMENDED FROM TIME TO TIME, THE "WARRANT AGREEMENT"), TO THE EFFECT THAT THE PROPOSED TRANSACTION DOES NOT REQUIRE REGISTRATION OR QUALIFICATION UNDER FEDERAL OR STATE SECURITIES LAWS. THE WARRANT EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS AS SET FORTH IN THE WARRANT AGREEMENT.


                           THIS IS TO CERTIFY THAT:


TCW Portfolio No. 1555 DR V Sub-Custody Partnership, L.P., a California limited partnership ("HOLDER"), or registered assigns, is entitled to purchase from the
              ------
Company at any time on and after the earlier of (i) third (3rd) anniversary of the date of issuance of this Warrant or (ii) the date on which the Company prepays in full the Notes prior to their maturity, but in no event later than 5:00 p.m., Los Angeles Time, on the tenth (10th) anniversary of the date of issuance of this Warrant (the "EXPIRATION DATE"), ONE HUNDRED THOUSAND (100,000)
                               ---------------
Stock Units, in whole or in part, at a per Stock Unit purchase price at any date equal to the Purchase Price (as defined below), all on the terms and conditions hereinbelow provided.

  (S) 1.  Certain Definitions.  Initially capitalized terms not otherwise
          -------------------
defined herein shall have the meanings ascribed to such terms in the Warrant Agreement. As used in this Warrant:

          "5-DAY AVERAGE PRICE" per share of Common Stock, for purposes of any provision herein at the date specified in such provision, shall mean the average closing price of the Common Stock on the securities exchange or a national market system on which the Common Stock is then listed, or the average of the closing "bid" and "ask" prices if quoted on The Nasdaq Stock Market or a similar quotation system, over the 5-trading day period immediately prior to such date.

          "$10MM NOTE" shall mean that certain Note in the original principal amount of $10,000,000, initially issued by the Company to Trustco, and any other note issued in substitution or as a replacement therefor.

          "12.5% IRR" shall have the meaning assigned to such term in the Credit Agreement.

          "30-DAY AVERAGE PRICE" per share of Common Stock, for purposes of any provision herein at the date specified in such provision, shall mean the average closing price of the Common Stock on the securities exchange or a national market system on which the Common Stock is then listed, or the average of the closing "bid" and "ask" prices if quoted on The Nasdaq Stock Market or a similar quotation system, over the 30-trading day period immediately prior to such date.

          "ADDITIONAL SHARES OF NONPREFERRED STOCK" shall mean all shares of Nonpreferred Stock issued by the Company after the Closing Date other than (i) the Common Stock issued pursuant to the Warrants, (ii) an aggregate of 639,700 shares of Common Stock issued upon exercise of options granted pursuant to the Company's Amended 1988 Stock Option Plan or the Company's 1997 Stock Option Plan, (iii) so long as the Company remains a Public Company, all shares of Common Stock issued for the benefit of officers, key employees, directors and consultants of the Company, which issuances have been approved in advance by the Board of Directors of the Company, a committee thereof or the shareholders of the

Company and which grants (A) have been issued as bonus stock to such persons after the date hereof, or (B) have been or are to be issued upon exercise of options or warrants issued after the date hereof, (iv) the shares of Common Stock issued pursuant to the conversion of the Company's Series C Cumulative Convertible Preferred Stock outstanding as of the date hereof; (v) 681,911 shares of Common Stock issued pursuant to warrants and options granted by the Company to certain of its employees and consultants as more fully described on
Schedule 3.01(a) to the Warrant Agreement, (vi) the shares of Common Stock issued in a public offering of Common Stock at a price per share of Common Stock which is not less than the Current Warrant Price thereof on the earlier of the date on which the Company shall enter into a firm commitment or contract for the issuance of such Common Stock and the date such Common Stock is issued; (vii) the shares of Common Stock issuable on exercise of the terms of any Convertible Securities issued in a public or private offering where the aggregate of the consideration received or receivable by the Company on the issuance of such Convertible Securities and upon the issuance of Common Stock pursuant to the terms of such Convertible Securities is not less than the Current Warrant Price on the earlier of the date on which the Company enters into a firm commitment or contract for the issuance of such Convertible Securities and the date on which such Convertible Securities are issued; or (viii) shares of Common Stock issued at a cash price, or fair market value of property, per share equal to or in excess of the Current Warrant Price.

          "AGGREGATE PURCHASE PRICE" shall have the meaning given in (S) 2 below.

          "APPRAISED VALUE" shall mean the fair market value of all outstanding Common Stock, as determined by a written appraisal (the "APPRAISAL") prepared by
                                                         ---------
a national or major regional investment bank acceptable to the Board of Directors of the Company and the Holders of the Warrants exercisable for a majority of the Warrant Stock then unissued. "Fair market value" is defined for this purpose as the price in a single transaction determined on a going-concern basis that would be agreed upon by the most likely hypothetical buyer for 100% of the equity capital of the Company. In the event that the Company and said Holders cannot, in good faith, agree upon an investment bank, then the Company, on the one hand, and said Holders, on the other hand, shall each select an investment bank, the two investment banks so selected shall select a third investment bank who shall be directed to prepare the Appraisal and the term Appraised Value shall mean the appraised value set forth in the Appraisal prepared in accordance with this definition. The Company and the Holders shall each pay for one-half of the cost of any such Appraisal.

          "BOARD OF DIRECTORS" shall mean the duly appointed board of directors of the Company.

          "BUSINESS DAY" shall mean a day, other than a Saturday, Sunday or legal holiday on which commercial banks are authorized or obligated by law or executive order to close in the State of California.

          "COMMISSION" shall mean the Securities and Exchange Commission.

          "COMMON STOCK" shall mean the Company's authorized common stock, $.001 par value, irrespective of class unless otherwise specified, as constituted on the date of original issuance of this Warrant, and any stock into which such common stock may thereafter be changed, and shall also include stock of the Company of any other class, which is not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption, issued to the holders of shares of Common Stock upon any reclassification thereof.

          "CONVERTIBLE SECURITIES" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for Additional Shares of Nonpreferred Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

          "CURRENT MARKET PRICE" per share of Common Stock for the purposes of any provision of this Warrant at a date herein specified, shall mean the greater of (i) the 30-Day Average Price of the Common Stock or (ii) the 5-Day Average Price of the Common

Stock; provided, that if the Current Market Price per share of Common Stock
       --------
cannot be ascertained by such methods, then the Current Market Price per share of Common Stock shall be the price agreed upon by the Company and the Holders of Warrants exercisable for a majority of the Warrant Shares then unissued, and if they cannot so agree within 30 days, then the Current Market Price of Common Stock shall be deemed to be the greater of (i) the net book value per share of Common Stock, determined in accordance with generally accepted accounting principles, or (ii) the fair value per share of Common Stock determined pursuant to the Appraised Value.

          "CURRENT WARRANT PRICE" per share of Common Stock, for the purpose of any provision of this Warrant at the date herein specified, shall mean the amount equal to the quotient resulting from dividing the Purchase Price per Stock Unit in effect on such date by the number of shares (including any fractional share) of Common Stock comprising a Stock Unit on such date.

          "NONPREFERRED STOCK" shall mean the Common Stock and shall also include stock of the Company of any other class which is not preferred as to dividends or rights in assets over any other class of stock of the Company and which is not subject to redemption.

          "NOTES" shall mean the Senior Subordinated Amortizing Term Notes due December 31, 2006 of the Company issued pursuant to the Credit Agreement.

          "OBLIGATIONS" shall have the meaning set forth therefor in the Credit Agreement.

          "PERSON" shall mean any individual, corporation, partnership, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

          "PUBLIC COMPANY" shall mean a company with one or more classes of securities subject to the registration requirements of Section 12 or 15A of the Securities Exchange Act of 1934, as amended.

          "PURCHASE PRICE" initially shall be $10.00, as adjusted from time to time pursuant to (S) 4.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "STOCK UNIT" shall mean one share of Common Stock, as such Common Stock was constituted on the date of original issue of this Warrant and thereafter shall mean such number of shares (including any fractional shares) of Common Stock as shall result from the adjustments specified in (S) 4.

          "WARRANTS" shall mean the Warrants originally issued by the Company pursuant to the Warrant Agreement, of which this Warrant is one, evidencing rights to purchase shares of Common Stock, and all Warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the Common Stock for which they may be exercised.

          "WARRANT STOCK" shall mean the shares of Common Stock purchasable by the holder of a Warrant upon the exercise of such Warrant.

  (S) 2.  Exercise of Warrant.  The holder of this Warrant may, at any time
          -------------------
on or after the date hereof but not later than the Expiration Date, exercise this Warrant in whole or in part for the number of Stock Units which such holder is then entitled to purchase hereunder. In order to exercise this Warrant, in whole or in part, the holder hereof shall deliver to the Company at its office maintained for such purpose pursuant to (S) 16 (i) a written notice of such holder's election to exercise this Warrant, (ii) this Warrant, and (iii) the total purchase price for the shares being purchased upon such exercise (a) by delivery of immediately available funds in an amount equal to the product of the Purchase Price multiplied by the number of Stock Units being purchased upon such exercise (the "AGGREGATE PURCHASE PRICE"), (b) upon notification to the holder at least 45
 ------------------------
days prior to the prepayment of the Notes in full by the Company, by credit of a portion of the prepayment amount to be paid to the holder of the $10mm Note by the Company pursuant to the terms of the Credit Agreement (the "Prepayment Amount") in an aggregate amount equal to the Aggregate Purchase Price, such credit being conditional upon receipt by the Company of a written release, satisfaction or acknowledgement of credit delivered to the Company executed by the holder of such $10mm Note, being released or credited in payment of the Aggregate Purchase Price and setting forth the amount of the Prepayment Amount so released or credited, (c) any combination of the foregoing clauses (a) and
                                                              ---------------
(b), or (d) to the extent permitted by applicable law, the delivery of a notice
---
to the Company that the Holder is exercising the Warrant without payment of the Purchase Price by authorizing the Company to deliver the number of shares of Warrant Stock issuable upon exercise of the Warrant to be determined based upon the following formula:

     ((MP - WP) x WS)/MP =  the number of shares of Warrant Stock issuable upon exercise of this Warrant without payment of the Purchase Price

     WHERE:

          MP = Current Market Price

          WP = Current Warrant Price

          WS = The number of shares of Warrant Stock issuable upon exercise of this Warrant (in whole or in part).

Such notice may be in the form of the Subscription set out at the end of this Warrant. Upon receipt thereof, the Company shall, as promptly as practicable and in any event within ten (10) Business Days thereafter, cause to be executed and delivered to such holder a certificate or certificates representing the aggregate number of fully paid and nonassessable shares of Warrant Stock issuable upon such exercise.

          The stock certificate or certificates for Warrant Stock so delivered shall be endorsed with a legend as set forth in Section 1.03 to the Warrant Agreement and shall be in such denominations as may be specified in said notice and shall be registered in the name of such holder or such other name or names as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued and such holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as a stockholder, as of the time said notice is received by the Company as aforesaid.

          Except as otherwise provided in (S) 8 hereof, the Company shall pay all expenses, transfer taxes and other charges payable in connection with the preparation, issue and delivery of stock certificates under this (S) 2, except that, in case such stock certificates shall be registered in a name or names other than the name of the holder of this Warrant, funds sufficient to pay all stock transfer taxes which shall be payable upon the issuance of such stock certificate or certificates shall be paid by the holder hereof at the time of delivering the notice of exercise mentioned above.

          All shares of Warrant Stock issuable upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, and free from all liens and other encumbrances thereon.

          The Company will not close its books against the transfer of this Warrant or of any share of Warrant Stock in any manner which interferes with the timely exercise of this Warrant. With the consent of the holder of this Warrant, the Company will from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Current Warrant Price per share of Common Stock then in effect.

          No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. If the exercise of this Warrant results in a required issuance of a fraction of a share, an amount equal to such fraction multiplied by the Current Market Price per share of Common Stock on the day of delivery of notice of exercise to the Company shall be paid to the holder of this Warrant in cash by the Company.

     (S) 3.    Transfer, Division and Combination.  Subject to (S) 11, this
               ----------------------------------
Warrant and all rights hereunder are transferable, in whole or in part, on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the office of the Company maintained for such purpose pursuant to (S) 16, together with a written assignment of this Warrant duly executed by the holder hereof or its agent or attorney and payment of funds sufficient to pay any stock transfer taxes payable upon the making of such transfer. Upon such surrender and payment the Company shall, subject to (S) 11, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be cancelled. If and when this Warrant is assigned in blank (in case the restrictions on transferability in (S) 11 shall have been terminated), the Company may (but shall not be obliged to) treat the bearer hereof as the absolute owner of this Warrant for all purposes and the Company shall not be affected by any notice to the contrary. This Warrant, if properly assigned in compliance with this (S) 3 and (S) 11, may be exercised by an assignee for the purchase of shares of Common Stock without having a new Warrant issued.

          This Warrant may, subject to (S) 11, be divided or combined with other Warrants upon presentation at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the holder hereof or its agent or attorney. Subject to compliance with the preceding paragraph and with (S) 11, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

          The Company shall pay all expenses, taxes (other than income taxes, if any, of the transferee) and other charges incurred by the Company in the performance of its obligations in connection with the preparation, issue and delivery of Warrants under this (S) 3.

          The Company agrees to maintain at its aforesaid office books for the registration and transfer of the Warrants.

     (S) 4.    Adjustment of Stock Unit.  The number of shares of Common Stock
               ------------------------
comprising a Stock Unit shall be subject to adjustment from time to time as set forth in this (S)4 with respect to any fact or event described herein occurring after the date hereof. The Company will not take any action with respect to its Nonpreferred Stock of any class requiring an adjustment pursuant to any of the following Subsections A, B, or H without at the same time taking like action
          ----------- -  -     -
with respect to its Nonpreferred Stock of each other class; and the Company will not create any class of Nonpreferred Stock which carries any rights to dividends or assets differing in any respect from the rights of the Common Stock on the date hereof. Anything contained in this (S) 4 notwithstanding, any adjustment made pursuant to any provision of this (S) 4 shall be made without duplication of an adjustment otherwise required by and made pursuant to another provision of this (S) 4 on account of the same facts or events.

          A.   Stock Dividends, Subdivisions and Combinations. In case at any
               ----------------------------------------------
time or from time to time the Company shall:

               (1) take a record of the holders of its Nonpreferred Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Nonpreferred Stock, or

               (2) subdivide its outstanding shares of Nonpreferred Stock into a larger number of shares of Nonpreferred Stock, or

               (3) combine its outstanding shares of Nonpreferred Stock into a smaller number of shares of Nonpreferred Stock,

then the number of shares of Common Stock comprising a Stock Unit immediately after the happening of any event described in clauses (1) through (3) above
                                              -----------------------
shall be adjusted so as to consist of the number of shares of Common Stock which a record holder of the number of shares of Common Stock constituting a Stock Unit immediately prior to the happening of such event would own or be entitled to receive after the happening of event described in clauses (1) through (3)
                                                     -----------------------
above.

          B.   Certain Other Dividends and Distributions.  In case at any time
               -----------------------------------------
or from time to time the Company shall take a record of the holders of its Nonpreferred Stock for the purpose of entitling them to receive any dividend or other distribution of:

               (1) cash (other than a cash distribution made as a dividend and payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company), or

               (2) any evidence of its indebtedness (other than Convertible Securities) or any other property of any nature whatsoever (other than cash and other than Convertible Securities or Additional Shares of Nonpreferred Stock), or

               (3) any warrants, options or other rights to subscribe for or purchase (i) any evidences of its indebtedness (other than Convertible Securities), (ii) any shares of its stock (other than Additional Shares of Nonpreferred Stock) or (iii) any other property of any nature whatsoever (other than cash and other than Convertible Securities or Additional Shares of Nonpreferred Stock),

then the number of shares of Common Stock thereafter comprising a Stock Unit shall be adjusted to that number determined by multiplying the number of shares of Common Stock comprising a Stock Unit immediately prior to such adjustment by a fraction (i) the numerator of which shall be the Current Market Price per share of Common Stock at the date of taking such record, and (ii) the denominator of which shall be such Current Market Price per share of Common Stock minus the portion applicable to one share of Common Stock of any such cash so distributable (if any) and of the fair value of any and all such evidences of indebtedness, other property, or warrants, options or other subscription or purchase rights, so distributable (if any). Such fair value shall be determined in good faith by the Board of Directors of the Company, provided that if such determination is objected to by the holders of Warrants entitled to purchase a majority of the Stock Units covered thereby, such determination shall be made by an independent appraiser selected by such Board of Directors and not objected to by such holders. The Company and the Holders shall each pay one-half of the fees and expenses of such appraiser. A reclassification (other than a change in par value) of the Nonpreferred Stock into shares of Nonpreferred Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Nonpreferred Stock of such shares of such other class of stock within the meaning of this Subsection and, if the outstanding shares of Nonpreferred Stock shall be changed into a larger or smaller number of shares of Nonpreferred Stock as a part of such reclassification, shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Nonpreferred Stock within the meaning of Subsection A of this (S) 4.
------------

          C.   Issuance of Additional Shares of Nonpreferred Stock.  In case at
               ---------------------------------------------------
any time or from time to time the Company shall (except as hereinafter provided) issue, whether in connection with the merger of a corporation into the Company or otherwise, any Additional Shares of Nonpreferred Stock for a consideration per share less than the Current Warrant Price per share of Common Stock, then the number of shares of Common Stock thereafter comprising a Stock Unit shall be adjusted to be the greater of (A) that number determined by multiplying the number of shares of Common Stock comprising a Stock Unit immediately prior to such adjustment by a fraction (i) the numerator of which shall be the Current Warrant Price per share of Common Stock, and

(ii) the denominator of which shall be the consideration per share received by the Company for such Additional Shares of Nonpreferred Stock or (B) that number determined by multiplying the number of shares of Common Stock comprising a Stock Unit immediately prior to such adjustment by a fraction (i) the numerator of which shall be the number of shares of Nonpreferred Stock outstanding immediately prior to such issuance, plus the number of such Additional Shares of Nonpreferred Stock so issued, and (ii) the denominator of which shall be the number of shares of Nonpreferred Stock immediately prior to such issuance, plus the number of shares of Nonpreferred Stock which the aggregate consideration for the total number of such Additional Shares of Nonpreferred Stock would purchase at the Current Warrant Price. For purposes of this Subsection, the date as of which the Current Warrant Price shall be computed shall be the earlier of (a) the date on which the Company shall enter into a firm contract for the issuance of such Additional Shares of Nonpreferred Stock, or (b) the date of actual issuance of such Additional Shares of Nonpreferred Stock. The provisions of this Subsection shall not apply to any issuance of Additional Shares of Nonpreferred Stock for which an adjustment is provided under Subsection A of this (S) 4. No
                                                ------------
adjustment of the number of shares of Common Stock comprising a Stock Unit shall be made under this Subsection upon the issuance of any Additional Shares of Nonpreferred Stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants, options or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrants, options or other rights therefor) pursuant to Subsection D or E of this (S) 4.
------------    -

          D.   Issuance of Warrants, Options or Other Rights.  In case at any
               ---------------------------------------------
time or from time to time the Company shall take a record of the holders of its Nonpreferred Stock for the purpose of entitling them to receive a distribution of, or shall otherwise issue, any warrants, options or other rights to subscribe for or purchase any Additional Shares of Nonpreferred Stock or any Convertible Securities and the consideration per share for which Additional Shares of Nonpreferred Stock may at any time thereafter be issuable pursuant to such warrants, options or other rights or pursuant to the terms of such Convertible Securities shall be less than the Current Warrant Price per share of Common Stock, then the number of shares of Common Stock thereafter comprising a Stock Unit shall be adjusted to be the number determined pursuant to the first sentence of Subsection C of this
                                                           ------------
(S) 4. All adjustments made pursuant to this Subsection D shall be made on the
                                             ------------
basis that (i) the maximum number of Additional Shares of Nonpreferred Stock issuable pursuant to all such warrants, options or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date specified in the last sentence of this Subsection, (ii) the aggregate consideration for such maximum number of Additional Shares of Nonpreferred Stock shall be deemed to be the consideration received and receivable by the Company for the issuance of such Additional Shares of Nonpreferred Stock pursuant to such warrants, options or other rights or pursuant to the terms of such Convertible Securities and (iii) the consideration per share received by the Company for such Additional Shares of Nonpreferred Stock shall be that number determined by dividing (x) the aggregate consideration for such maximum number of Additional Shares of Nonpreferred Stock (determined as set forth in clause (ii) of this sentence) by (y) the maximum number of Additional Shares of Nonpreferred Stock issuable pursuant to all such warrants, options or other rights or necessary to effect the conversion or exchange of all such Convertible Securities (determined as set forth in clause
(i) of this sentence). For purposes of this Subsection, the computation date for subclause (i) above and as of which the Current Warrant Price shall be computed shall be the earliest of (a) the date on which the Company shall take a record of the holders of its Nonpreferred Stock for the purpose of entitling them to receive any such warrants, options or other rights, (b) the date on which the Company shall enter into a firm contract for the issuance of such warrants, options or other rights, and (c) the date of actual issuance of such warrants, options or other rights.

          E.   Issuance of Convertible Securities.  In case at any time or from
               ----------------------------------
time to time the Company shall take a record of the holders of its Nonpreferred Stock for the purpose of entitling them to receive a distribution of, or shall otherwise issue, any Convertible Securities and the consideration per share for which Additional Shares of Nonpreferred Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the Current Warrant Price per share of Common Stock, then the number of shares of Common Stock thereafter comprising a Stock Unit shall be adjusted to be the number determined pursuant to the first sentence of Subsection C of this (S) 4. All adjustments
                                   ------------
made pursuant to this Subsection E shall be made on the basis that (i) the
                      ------------
maximum number of Additional Shares of Nonpreferred Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the computation date specified in the penultimate sentence of this Subsection, (ii) the aggregate consideration for such maximum number of Additional Shares of Nonpreferred Stock shall be deemed to be the consideration received and receivable by the Company for the issuance of such Additional Shares of Nonpreferred Stock pursuant to the terms of such Convertible Securities and (iii) the consideration per share received by the Company for such Additional Shares of Nonpreferred Stock shall be that number determined by dividing (x) the aggregate consideration for such maximum number of Additional Shares of Nonpreferred Stock (determined as set forth in clause
(ii) of this sentence) by (y) the maximum number of Additional Shares of Nonpreferred Stock necessary to effect the conversion or exchange of all such Convertible Securities (determined as set forth in clause (i) of this sentence). For purposes of this Subsection, the computation date for clause (i) above and as of which the Current Warrant Price shall be computed shall be the earliest of
(a) the date on which the Company shall take a record of the holders of its Nonpreferred Stock for the purpose of entitling them to receive any such Convertible Securities, (b) the date on which the Company shall enter into a firm contract for the issuance of such Convertible Securities, and (c) the date of actual issuance of such Convertible Securities. No adjustment of the number of shares of Common Stock comprising a Stock Unit shall be made under this Subsection upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants, options or other rights pursuant to Subsection D of this (S) 4.
------------

          F.   Superseding Adjustment of Stock Unit.  If, at any time after any
               ------------------------------------
adjustment of the number of shares of Common Stock comprising a Stock Unit shall have been made pursuant to the foregoing Subsection D or E of this (S) 4 on the
                                         ------------    -
basis of the issuance of warrants, options or other rights or the issuance of other Convertible Securities, or after any new adjustment of the number of shares of Common Stock comprising a Stock Unit shall have been made pursuant to this Subsection,

               (1) such warrants, options or rights or the right of conversion or exchange in such other Convertible Securities shall expire, and a portion or all of such warrants, options or rights, or the right of conversion or exchange in respect of a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

               (2) the consideration per share for which Additional Shares of Nonpreferred Stock are issuable pursuant to such warrants, options or rights or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the arrival of a specified date or the happening of a specified event, such previous adjustment shall be rescinded and annulled and the Additional Shares of Nonpreferred Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such warrants, options or rights or other Convertible Securities on the basis of:

               (3) treating the number of Additional Shares of Nonpreferred Stock, if any, theretofore actually issued or issuable pursuant to the previous exercise of such warrants, options or rights or such right of conversion or exchange, as having been issued on the date or dates of such issuance as determined for purposes of such previous adjustment and for the consideration actually received and receivable therefor, and

               (4) treating any such warrants, options or rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such expiration or of such increase of the consideration per share for which such Additional Shares of Nonpreferred Stock are issuable under such warrants, options or rights or other Convertible Securities, at the increased per share consideration, and, if and to the extent called for by the foregoing provisions of this (S) 4 on the basis aforesaid, a new adjustment of the number of shares of Common Stock comprising a Stock Unit shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

          G.   Other Provisions Applicable to Adjustments Under this Section.
               -------------------------------------------------------------
The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock comprising a Stock Unit hereinbefore provided for in this (S) 4:

               (1) Treasury Stock.  The sale or other disposition of any issued
                   --------------
     shares of Nonpreferred Stock, other than any Additional Shares of Nonpreferred Stock, owned or held by or for the account of the Company shall be deemed an issuance thereof for purposes of this (S) 4.

               (2) Computation of Consideration.  To the extent that any
                   ----------------------------
     Additional Shares of Nonpreferred Stock or any Convertible Securities or any warrants, options or other rights to subscribe for or purchase any Additional Shares of Nonpreferred Stock or any Convertible Securities shall be issued solely for cash consideration, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company therefor, or, if such Additional Shares of Nonpreferred Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Nonpreferred Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issue thereof. To the extent that such issuance shall be for a consideration other than solely for cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Company, provided that if such determination is objected to by the holders of Warrants entitled to purchase a majority of the Stock Units covered thereby, such determination shall be made by an independent appraiser selected by such Board of Directors and not objected to by such holder. The Company, on the one hand, and the holders of Warrants, on the other, shall each pay one-half of the fees and expenses of such appraiser. The consideration for any Additional Shares of Nonpreferred Stock issuable pursuant to any warrants, options or other rights to subscribe for or purchase the same shall be the consideration received or receivable by the Company for issuing such warrant, options or other rights, plus the additional consideration payable to the Company upon the exercise of such warrants, options or other rights. The consideration for any Additional Shares of Nonpreferred Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received or receivable by the Company for issuing any warrants, options or other rights to subscribe for or purchase such Convertible Securities (if any), plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such Convertible Securities.

               (3) When Adjustments To Be Made.  The adjustments required by the
                   ---------------------------
     preceding Subsections of this (S) 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the number of shares of Common Stock comprising a Stock Unit that would otherwise be required shall be made (except in the case of a subdivision or combination of shares of the Nonpreferred Stock, as provided for in Subsection A) unless and until such adjustment, either by itself or
            ------------
     with other adjustments not previously made, adds or subtracts at least $0.005 to the Current Warrant Price per share of Common Stock, as determined in good faith by the Board of Directors of the Company, provided that, in any event such adjustment shall be made if such adjustment either by itself or with other adjustments not previously made adds or subtracts at least 1/20th of a share to or from the number of shares of Common Stock comprising a Stock Unit immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) shall be carried forward and made as soon as such adjustment, together with other adjustments required by this (S) 4 and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

               (4) Fractional Interests.  In computing adjustments under this
                   --------------------
     Section, fractional interests in Non preferred Stock shall be taken into account to the nearest 1/100th of a share.

               (5) When Adjustment Not Required.  If the Company shall take a
                   ----------------------------
     record of the holders of its Nonpreferred Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution thereof to shareholders, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

          H.   Merger, Consolidation or Disposition of Assets. In case the
               ----------------------------------------------
Company shall merge or consolidate into another corporation and the Company is not the surviving entity, or the Company shall sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation, then each holder of a Warrant (regardless of whether this Warrant is then exercisable) shall have the right to receive notice from the Company of such merger, consolidation or disposition at least forty-five (45) days prior to the closing of such merger, consolidation or disposition, which notice shall include a copy of the operative merger, consolidation or disposition documents or a summary of their operative terms and shall include a statement from the surviving or acquiring entity that it does not wish to assume the Company's obligations under this Warrant. Thereafter, the holder of this Warrant shall have until ten (10) days prior to the closing date of the merger, consolidation or disposition, to exercise this Warrant and participate in such merger, consolidation or disposition on the terms negotiated by the Company, regardless of whether this Warrant had yet become exercisable in accordance with its terms. If this Warrant is not then exercised, it shall terminate effective as of the closing date of such merger, consolidation or disposition.

          I.   Other Action Affecting Nonpreferred Stock.  In case at any time
               -----------------------------------------
or from time to time the Company shall take any action affecting its Nonpreferred Stock, other than an action described in any of the foregoing Subsections A to H, inclusive, of this (S) 4 and the actions described in
-------------    -
clauses (i) through (viii) of the definition of Additional Shares of Nonpreferred Stock, then, unless in the reasonable opinion of the Board of Directors of the Company such action will not have a materially adverse effect upon the rights of the holders of the Warrants, the number of shares of Common Stock or other stock comprising a Stock Unit, or the purchase price thereof, shall be adjusted in such manner and at such time as the Board of Directors of the Company may in good faith determine to be equitable in the circumstances.

          J.   No Adjustments for Certain Transactions.  Anything contained in
               ---------------------------------------
this Warrant notwithstanding, the number of shares of Common Stock comprising a Stock Unit and the Purchase Price per Stock Unit shall not be adjusted, nor be subject to adjustment, on account of the granting of any rights under a phantom stock plan, stock appreciation rights plan or other deferred compensation plan to officers, directors or employees of the Company or its affiliates, and (i) no shares of Nonpreferred Stock are issued or required to be issued under any such plan and (ii) the only consideration paid or payable to any participant in such plan is cash.

          K.   Special Adjustments for Certain Transactions. Anything contained
               --------------------------------------------
in this Warrant notwithstanding, if any Affiliate of the Company that owns ten percent (10%) or more of the Common Stock of the Company (calculated on a fully-diluted basis) sells or otherwise transfers (other than to a family member or trust for tax planning purposes or to an Affiliate of such Person) in the aggregate more than 1,000,000 shares of Common Stock or an equivalent number of shares of the Company's capital stock which is convertible into Common Stock (in such case based on the number of shares of Common Stock for which such share is then convertible) at a price less than the Current Warrant Price, then such sale or transfer shall be deemed an issuance by the Company of Additional Shares of Nonpreferred Stock under (S) 4.C hereof and shall be subject to the adjustments set forth therein. The consideration for such sale or transfer under this (S) 4.K, for purposes of the adjustments to be made pursuant to (S) 4.C, shall be equal to the average weighted sale price per share of Common Stock sold (or in the case of shares of the Company's capital stock other than Common Stock, on the sale price per share of Common Stock then underlying such share sold).

     (S) 5.    Notice to Warrant Holders.
               -------------------------

               A. Notice of Adjustment of Stock Unit or Purchase Price. Whenever
                  ----------------------------------------------------
the number of shares of Warrant Stock comprising a Stock Unit or the Purchase Price per Stock Unit shall be adjusted pursuant to (S) 4, the Company shall forthwith obtain a certificate signed by the president of the Company, the principal financial officer of the Company and independent accountants, of recognized national standing, then engaged by the Company and reasonably acceptable to the holders of a majority of the Warrants, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a statement of the fair value, as determined by the Board of Directors of the Company, of any evidences of indebtedness, shares of stock, other securities or property or warrants, options or other subscription or purchase rights referred to in (S) 4.B, (S) 4.G(2) or (S) 4.H) and specifying the number of shares of Common Stock comprising a Stock Unit and (if such adjustment was made pursuant to (S) 4.H or (S) 4.I) describing the number and kind of any other shares of stock comprising a Stock Unit, and any change in the Purchase Price thereof after giving effect to such adjustment or change. The Company shall promptly, and in any case within 30 days after the making of such adjustment, cause a signed copy of such certificate to be delivered to each holder of a Warrant in accordance with (S) 16. The Company shall keep at its office or agency, maintained for the purpose pursuant to (S) 16, copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by a holder thereof.

          B.   Notice of Certain Corporate Action.  In case the Company shall
               ----------------------------------
propose (a) to pay any dividend payable in cash or in stock of any class to the holders of its Nonpreferred Stock or to make any other distribution to the holders of its Nonpreferred Stock, or (b) to offer to the holders of its Nonpreferred Stock rights to subscribe for or to purchase any Additional Shares of Nonpreferred Stock or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Nonpreferred Stock (other than a reclassification involving only the subdivision or combination of outstanding shares of Nonpreferred Stock), or (d) to effect any capital reorganization, or (e) to effect any consolidation, merger or sale, change to the Company's charter, transfer or other disposition of all or substantially all of its property, assets or business, or (f) to effect the liquidation, dissolution or winding up of the Company, then in each such case, the Company shall give to each holder of a Warrant, in accordance with (S) 17, a notice, certified by the president of the Company and the principal financial officer of the Company, of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such stock dividend, distribution or rights, or the date on which such reclassification, reorganization, consolidation, merger, sale, change to the Company's charter, transfer, disposition, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Nonpreferred Stock, if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Nonpreferred Stock and the number and kind of any other shares of stock which will comprise a Stock Unit, and the purchase price or prices thereof, after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given in the case of any action covered by clause (a) or (b) above at least ten days prior to the record date for determining holders of the Nonpreferred Stock for purposes of such action, and in the case of any other such action, at least twenty days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Nonpreferred Stock, whichever shall be the earlier.

  (S) 6.  Reservation and Authorization of Nonpreferred Stock; Registration
          -----------------------------------------------------------------
with or Approval of any Governmental Authority.  The Company shall at all times
----------------------------------------------
reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant or upon such conversion, as the case may be, shall be duly and validly issued and fully-paid and nonassessable.

          Before taking any action which would cause an adjustment reducing the Current Warrant Price per share of Common Stock below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully-paid and nonassessable shares of Common Stock at such adjusted Current Warrant Price.

          Before taking any action which would result in an adjustment in the number of shares of Common Stock comprising a Stock Unit or in the Current Warrant Price per share of Common Stock, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof (except that nothing contained in this Warrant certificate shall require the Company to register the Warrants under the Securities Act or any similar federal or state equivalent).

     (S) 7.    Taking of Record; Stock and Warrant Transfer Books.  In the case
               --------------------------------------------------
of all dividends or other distributions by the Company to the holders of its Nonpreferred Stock with respect to which any provision of (S) 4 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except (i) upon dissolution, liquidation or winding up, or (ii) for purposes of declaring and paying a dividend or matters related to voting by shareholders of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

     (S) 8.    Transfer Taxes.  The Company will pay any and all transfer taxes
               --------------
that may be payable in respect of the issuance or delivery of shares of Common Stock on exercise of this Warrant. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which this Warrant is registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

     (S) 9.    Warrant Repurchase.  The holder of this Warrant shall have the
               ------------------
right at its option, for up to fifteen (15) business days following the first to occur of (i) the Company's payment in full of the Notes for cash prior to their stated maturity or (ii) the maturity of the Notes in accordance with their terms (including maturity due to acceleration thereunder), to cause the Company to repurchase for cash this Warrant in an amount equal to the holder of this Warrant's pro rata share (such pro rata share to be determined based on the total number of shares of Common Stock underlying any exercised or unexercised Warrant issued pursuant to the Warrant Agreement) of an amount equal to the amount necessary to cause a 12.5% IRR to be achieved by the holder of the Company's $10mm Note (assuming that the Warrant Repurchase Price (as defined below) is received by such holder).

          If the holder hereof elects to have the Company repurchase this Warrant in accordance with this (S) 9, the holder hereof shall provide notice to the Company at the Company's address set forth in (S) 17 hereof within the time period specified above. Upon receipt of such request, the Company shall provide an accounting of the amount to be paid for the repurchase of this Warrant (the "WARRANT REPURCHASE PRICE") to the holder hereof within five (5) Business Days of receipt of such notice (the "ACCOUNTING NOTICE"). Within five (5) Business Days from the mailing of such Accounting Notice, the Company shall deliver in immediately available funds to the holder hereof the Warrant Repurchase Price. Upon receipt of the Warrant Repurchase Price, this Warrant shall no longer be exercisable and shall be returned to the Company for cancellation.

     (S) 10.   Voting Rights.  This Warrant shall not entitle the holder hereof
               -------------
to voting rights with respect to the underlying Warrant Stock or to any rights as a stockholder of the Company with respect to such underlying Warrant Stock until this Warrant has been exercised in accordance with its terms.

     (S) 11.   Restrictions on Transferability.  The Warrants and the Warrant
               -------------------------------
Stock shall be transferable only (i) in accordance with the provisions of
Section 6 of the Warrant Agreement and (ii) upon compliance with the conditions specified in this Warrant and in compliance with the provisions of the Securities Act and applicable state securities laws in respect of the transfer of any Warrant or any Warrant Stock, and any holder of this Warrant shall be bound by the provisions of (and entitled to the benefits of) (S) 3.

     (S) 12.   Limitation of Liability.  No provision hereof, in the absence of
               -----------------------
affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the purchase price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     (S) 13.   Loss, Destruction of Warrant Certificates.  Upon receipt of
               -----------------------------------------
evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Company (the original holder's or any other institutional holder's indemnity being satisfactory indemnity in the event of loss, theft or destruction of any Warrant owned by such institutional holder), or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

     (S) 14.   Furnish Information.  The Company agrees that it shall deliver to
               -------------------
the holder of record hereof promptly after their becoming available copies of all financial statements, reports and proxy statements which the Company shall have sent to its stockholders generally.

     (S) 15.   Amendments.  The terms of this Warrant and all other Warrants may
               ----------
be amended, and the observance of any term therein may be waived, but only with the written consent of the holders of Warrants evidencing 66-2/3% in number of the total number of Stock Units at the time purchasable upon the exercise of all then outstanding Warrants, provided that no such action may change the number of shares of stock comprising a Stock Unit or the Current Warrant Price, without the written consent of the holders of Warrants representing at least 66-2/3% in number of the total number of Stock Units at the time purchasable upon the exercise of all then outstanding Warrants.

     (S) 16.   Office of the Company.  So long as any of the Warrants remains
               ---------------------
outstanding, the Company shall maintain an office in Denver, Colorado where the Warrants may be presented for exercise, transfer, division or combination as in this Warrant provided. Such office shall be at 475 17th Street, Suite 1500, Denver, Colorado 80202 unless and until the Company shall designate and maintain some other office for such purposes and give written notice thereof to the holders of all outstanding Warrants.

     (S) 17.   Notices Generally.  Any notice, demand or delivery pursuant to
               -----------------
the provisions hereof shall be sufficiently given or made if given or made as set forth in Section 7.06 of the Warrant Agreement, which is incorporated herein by reference.

     (S) 18.   Governing Law.  THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED
               -------------
IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD
TO PRINCIPLES OF CONFLICTS   OF LAW.  NOTWITHSTANDING SUCH CHOICE OF LAW, THE
COMPANY HEREBY IRREVOCABLY SUBMITS ITSELF AND EACH OTHER RELATED PERSON TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF CALIFORNIA AND THE COUNTY OF LOS ANGELES AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT OR ANY OF ITS SUBSIDIARIES IN ANY LEGAL PROCEEDING RELATING TO THE OPERATIVE DOCUMENTS OR THE OBLIGATIONS BY ANY MEANS ALLOWED UNDER CALIFORNIA OR FEDERAL LAW. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     (S) 19.   Subject to Other Agreements.  This Warrant Certificate evidences
               ---------------------------
a "Warrant" referred to in Section 1 of the Warrant Agreement, and this Warrant, and all Warrant Stock issued upon the exercise hereof, is entitled to the benefits of, and subject to all of the restrictions set forth in the Warrant Agreement.

          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed in its name by its Chief Financial Officer, such signature to be attested to by the Company's Secretary or Assistant Secretary, and the Company's corporate seal to be impressed hereon.



Dated:  September 23, 1997



[SEAL]                 INLAND RESOURCES INC.,
                       a Washington corporation



                       By:
                          --------------------------
                          Bill I. Pennington
                          Chief Financial Officer



Attested to by:


-------------------------
Michael J. Stevens
Secretary

                               SUBSCRIPTION FORM

                (to be executed only upon exercise of Warrant)


          The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases ___________ Stock Units of Inland Resources Inc., a Washington corporation, purchasable with this Warrant, herewith makes payment therefor on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to ______________________ whose address is ________________________.


Dated:
      ---------------------------



                                -------------------------------------
                                (Signature of Registered Owner)


                                -------------------------------------
                                (Street Address)


                                --------------------------------------
                                (City)       (State)     (Zip Code)

                                ASSIGNMENT FORM


          FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of Stock Units set forth below:

                                             No. of Stock
         Name and Address of Assignee            Units
         ----------------------------        --------------

and does hereby irrevocably constitute and appoint _____________________ attorney to make sure transfer on the books of Inland Resources Inc., a Washington corporation, maintained for the purpose, with full power of substitution in the premises.

Dated:



                                       -----------------------------
                                       Signature


                                       ------------------------------
                                       Witness

NOTICE: The signature to the assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

         The signature to this assignment must be guaranteed by an Eligible Guarantor Institution as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, or any successor thereto.

                                      -31-